UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 12, 2007	(April 6, 2007)
Date of report	(Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Stephen C. Forsyth

On April 6, 2007, Mr. Stephen C. Forsyth resigned from the position of Executive Vice President and Chief Financial Officer, effective as of April 27, 2007.

Appointment of Mr. Wayne Pensky

On April 9, 2007, we announced that, effective April 27, 2007, Mr. Wayne Pensky will become our Senior Vice President and Chief Financial Officer.  Mr. Pensky, age 51, has been the Vice President, Finance and Controller of our Composites global business unit since 1998.  From 1993 to 1998 he was our Corporate Controller and Chief Accounting Officer.  Prior to joining Hexcel in 1993, Mr. Pensky was a partner at Arthur Andersen & Co., where he had been employed since 1979.

In connection with his promotion to Senior Vice President and Chief Financial Officer, Mr. Pensky will receive a sign-on bonus of $100,000, payable upon his relocation to the Stamford, Connecticut area, and a grant of restricted stock units valued at $243,000, which will vest one-third on each of the first three anniversaries of the date of grant.  Mr. Pensky will also receive a salary increase and an increased target bonus under our annual cash bonus plan, at levels commensurate with his new position.  He will be eligible to participate in our Management Stock Purchase Plan, which permits him to defer up to 50% of his annual cash bonus into restricted stock units which are purchased with the portion of bonus deferred at a 20% discount from market price, and vest one-third on each of the first three anniversaries of the date of grant.  Mr. Pensky will also receive an annual automobile allowance of $12,000 and an additional annual perquisites allowance of $10,600 that can be used for a variety of designated benefits such as financial preparation, tax planning, club dues and additional life and health insurance.

Executive Severance Agreement with Mr. Pensky

We will also enter into a new executive severance agreement with Mr. Pensky, in which we will agree to make certain payments to Mr. Pensky upon termination of his employment under certain circumstances.  If we terminate Mr. Pensky for any reason other than for disability or cause, or if Mr. Pensky terminates his employment for good reason, then Mr. Pensky will receive

•                  an annual bonus prorated for the portion of the year he was employed

•                  a lump sum payment equal to the sum of his then current base salary and his average bonus over the prior three years

•                  participation for one year after termination in all health, welfare and perquisite plans and programs in which Mr. Pensky was participating on the date of termination

If we terminate Mr. Pensky for any reason other than for disability or cause, or if Mr. Pensky terminates his employment for good reason, in either case during a period which qualifies as a potential change in control period or within two years after a change in control, then Mr. Pensky will receive the same payments and benefits as described above except that

•                  the lump sum payment will be equal to three times the sum described above

•                  participation in health, welfare and perquisite plans and programs will be for three years instead of one

•                  Mr. Pensky will also receive a modified gross-up payment for any excise tax incurred under Section 280G of the Internal Revenue Code, but only if the total “parachute payments” exceed Mr. Pensky’s untaxed safe harbor amount by 10% or more.  We have agreed to reimburse Mr. Pensky for the excise tax as well as any income tax and excise tax payable by Mr. Pensky as a result of any reimbursements for the excise tax.

Upon Mr. Pensky’s death, if the amount received by his estate as payment under the insurance policy that we provide for Mr. Pensky is less than two times the sum of his then current base salary and his average bonus over the prior three years, then we will pay the difference to his estate.

The agreement will also provide that, in consideration for the payments received, Mr. Pensky will not compete with us in any capacity for a period of one year following the termination of his employment.  If Mr. Pensky’s termination is in connection with a change in control, the period is extended to three years.  However, this restriction will not apply if Mr. Pensky’s duties and responsibilities with a company that competes with us do not relate to the business segment of that company that competes with us.  The agreement will also subject Mr. Pensky to customary terms regarding non-solicitation of customers and our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information, and processes, technologies, designs and inventions.

The executive severance agreement terminates after three years, unless extended.

Executive Deferred Compensation and Consulting Arrangement with Mr. Pensky

We will continue to maintain the Executive Deferred Compensation and Consulting Agreement that we entered into with Mr. Pensky in 1995.  Under this agreement

•                  Mr. Pensky is entitled to receive a monthly benefit upon retirement equal to 1/12th of his accrued benefit; the accrued benefit is 1.5% of his aggregate salary and cash bonuses earned while employed by us

•                  The normal monthly retirement benefit is payable starting the month after employment terminates on or after age 65 and ending on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or Mr. Pensky’s estate

•                  Upon a change in control, Mr. Pensky may elect to receive a lump sum payment actuarially equivalent to the payments he would have received beginning at age 65 if he had terminated employment on the date of the change in control

•                  Mr. Pensky has agreed to consult with us at our request for up to ten days a year for a period of ten years following his termination of employment with Hexcel

•                  Mr. Pensky is entitled to life insurance and health insurance paid for by Hexcel following termination of employment until such time as he is no longer receiving payments under the EDCA, but in no event past the age of 75

A copy of a press release announcing Mr. Forsyth’s resignation and Mr. Pensky’s appointment is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits

(d)                                 Exhibits

99.1         Press Release issued by Hexcel on April 9, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION
April 12, 2007
/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Hexcel on April 9, 2007.